Exhibit 10.1(ao)

SAUER-DANFOSS INC.

SUPPLEMENTAL EXECUTIVE SAVINGS & RETIREMENT PLAN

As Amended and Restated Effective January 1, 2008

SAUER-DANFOSS INC.

SUPPLEMENTAL EXECUTIVE SAVINGS & RETIREMENT PLAN

I.              PURPOSE AND EFFECTIVE DATE.

1.1.          Purpose.  The Sauer-Danfoss Inc. Supplemental Executive Savings  & Retirement Plan was established by Sauer-Danfoss Inc. to attract and retain certain key employees by supplementing such employees’ retirement income, available under the Sauer-Danfoss Employees’ Retirement Plan (the “ERP”) and the Sauer-Danfoss Employees’ Savings Plan (the “ESP”), which is otherwise limited by Code Sections 415 and 401(a) (17), and the regulations issued there under.

1.2.          Effective Date.  The Plan was initially effective January 1, 2004 and was later amended and restated effective January 1, 2005.  The Plan is being amended and restated effective January 1, 2008 to ensure full compliance with Code Section 409A.  The Plan shall remain in effect until terminated in accordance with Article VIII.

II.            DEFINITIONS.

When used in the Plan and initially capitalized, the following words and phrases shall have the meanings indicated:

2.1.          “Accounts” means the recordkeeping accounts established for each Participant in the Plan for purposes of accounting for the amount of the Participant’s Supplemental Benefit Amounts determined and credited in accordance with Article IV each year, if any, and all adjusted periodically to reflect the interest earnings or hypothetical investment return on such amounts in accordance with Article V.

2.2.          “Administrator” means the Committee or such individual or committee appointed by the Committee to administer the Plan in accordance with Article VII.  The Committee shall take such actions it deems necessary or desirable to ensure that such individual or committee has sufficient and appropriate authority for carrying out the intent and purpose of the Plan.

2.3.          “Affiliate” means:

(a)                                  any corporation, partnership, joint venture, trust, association or other business enterprise which is a member of the same controlled group of corporations, trades or businesses as the Company (within the meaning of Code Section 414), and

(b)                                 any other entity that is designated as an Affiliate by the Committee.

2.4.          “Beneficiary” means the person or entity designated by the Participant to receive the Participant’s Supplemental Benefits Amounts in the event of the Participant’s death.  If the Participant does not designate a Beneficiary, or if the Participant’s designated Beneficiary predeceases the Participant, the Participant’s estate shall be the Beneficiary under the Plan.

2.5.          “Board” means the Board of Directors of the Company.

2.6.          “Cash Balance Employee” means an employee of the Company or an Affiliate whose retirement benefit under the ERP is accrued, on and after January 1, 2001, in whole or in part, under the Cash Balance Formula (as defined under the terms of the ERP).

2.7.          “Code” means the Internal Revenue Code of 1986, as amended.

2.8.          “Committee” means the Compensation Committee of the Board of Directors of the Company.

2.9.          “Company” means Sauer-Danfoss Inc. and any successor thereto.

2.10.        “Compensation” means either:

(a)           “Compensation” as that term is specifically defined under the ESP, or

(b)           “Cash Balance Pay” as that term is specifically defined under the ERP,

as the case may be, depending on the context in which it is being used under this Plan.

2.11.        “Eligible Employee” means a key employee of the Company or an Affiliate who (i) is a Cash Balance Employee, and (ii) during a Plan Year is expected to have Compensation from the Company or any Affiliate in excess of the Code Section 401(a)(17) limit for such Plan Year.

2.12.        “ERP” means the Sauer-Danfoss Employees’ Retirement Plan.

2.13.        “ESP” means the Sauer-Danfoss Employees’ Savings Plan.

2.14.        “Investment Fund or Funds” means the investment funds designated by the Administrator as the basis for determining the hypothetical investment return to be credited in accordance with Article V to Participants’ Supplemental ESP Accounts.  The Investment Funds shall mirror the available investment funds under the ESP.

2.15.        “Participant” means an Eligible Employee who has become a participant in the Plan in accordance with Section 3.1.

2.16.        “Plan” means the Sauer-Danfoss Inc. Supplemental Executive Savings & Retirement Plan, as set forth herein and as amended from time to time.

2.17.        “Plan Year” means each calendar year commencing on and after January 1, 2004.

2.18.        “Supplemental Benefit Amounts” means the amounts accrued on behalf of the Participant under the Plan, if any, and represents the sum of the Participant’s Supplemental ERP Amounts and Supplemental ESP Amounts credited to his or her Account in accordance with Article IV.

2.19.        “Supplemental ERP Account” means the bookkeeping account established for purposes of accounting for the amount of the Participant’s Supplemental ERP Amounts determined and credited in accordance with Article IV each year, if any, as adjusted periodically to reflect the interest earnings on such amounts in accordance with Article V.

2.20.        “Supplemental ERP Amount” means that portion of the Supplemental Benefit Amounts determined under Section 4.1(a) of the Plan specifically pertaining to the ERP and credited to the Participant’s Supplemental ERP Account in accordance with Article IV.

2.21.        “Supplemental ESP Account” means the bookkeeping account established for purposes of accounting for the amount of the Participant’s Supplemental ESP Amounts determined and credited in accordance with Article IV each year, if any, as adjusted periodically to reflect the hypothetical investment return or hypothetical investment loss on such amounts in accordance with Article V.

2.22.        “Supplemental ESP Amount” means that portion of the Supplemental Benefit Amounts determined under Section 4.1(b) of the Plan specifically pertaining to the ESP and credited to the Participant’s Supplemental ESP Account in accordance with Article IV.

2.23.        “Valuation Date” means a date on which the Investment Funds are valued and the Participant’s Account is adjusted for any resulting gains or losses.   The Administrator shall determine the Valuation Date and such date shall be at least once every calendar year.

III.                                 PARTICIPATION.

3.1.          Participation. An Eligible Employee shall become a Participant in the Plan when he or she has had credited to his or her Accounts, by the Company, Supplemental Benefit Amounts in accordance with Article IV.

3.2.          ERISA Exemption.  It is the intent of the Company that the Plan be exempt from Parts 2, 3 and 4 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as an unfunded plan that is maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management and highly compensated employees (the “ERISA Exemption”).  Notwithstanding anything to the contrary in Section 3.1 or in any other provision of the Plan, the Administrator may, in its sole discretion, exclude any one or more employees from eligibility to participate or from participation in the Plan, exclude any Participant from continued participation in the Plan, and take any further action permissible under Code Section 409A that it considers necessary or appropriate if the Administrator reasonably determines in good faith that such exclusion or further action is necessary in order for the Plan to qualify for, or to continue to qualify for, the ERISA Exemption.  In the event a Participant is identified for exclusion from participation in the Plan, such Participant shall be excluded and become an inactive Participant as of the January 1 of the Plan Year immediately following the Plan Year that includes the year such exclusion determination was made.

IV.                                SUPPLEMENTAL BENEFIT AMOUNTS.

4.1.          Computation of Supplemental Benefit Amounts.  An Eligible Employee shall be entitled to Supplemental Benefit Amounts for each Plan Year that he or she is an Eligible Employee.  Such Supplemental Benefit Amount shall be equal to the sum of:

(a)                                  Supplemental ERP Amount:  the excess, if any, of:

(i)                                     the benefit the Eligible Employee otherwise would have been entitled to have credited to his or her Cash Balance Account (as defined under the ERP) for his or her benefit under the ERP for a given year if such benefit was calculated without regard to the following:

1.             Code Section 415, and

2.             Code Section 401(a)(17), over

(ii)                                  the benefit which the Eligible Employee is entitled to have credited to his Cash Balance Account (as defined under the ERP) for his or her benefit for such given year under the ERP, plus

(b)                                 Supplemental ESP Amount:  the excess, if any, of:

(i)                                     the benefit the Eligible Employee otherwise would have been entitled to have credited to his or her Employer Contribution Account (as defined in the ESP), if any, and his or her Matching

Contribution Account (as defined under the ESP), if any, for a given year if such benefit(s) was calculated without regard to the following:

(1)           Code Section 415,

(2)           Code Section 401(a)(17),

(3)           Code Section 401(m)(2), and

(4)           Code Section 402(g); over

(ii)           the actual benefit which the Eligible Employee is entitled to have credited to a separate account for his benefit for such given year under the ESP with respect to such Employer Contributions and Matching Contributions.

Notwithstanding the foregoing, an Eligible Employee shall not be entitled to Supplemental Benefit Amounts attributable to amounts that would have been credited to his Matching Contribution Account for a Plan Year unless the Eligible Employee had elected Participant Contributions (as defined in the ESP) for such Plan Year equal to the lesser of four percent (4%) of Compensation or the limitation in effect under Code Section 402(g) for such Plan Year.

4.2.          Vesting.  A Participant’s Supplemental Benefit Amounts calculated by the Company in accordance with Sections 4.1 above shall vest in accordance with the same vesting schedules that may exist, from time to time, in the ERP and the ESP, as the case may be.

4.3.          Special One Time Supplemental Benefit Amounts for Certain Participants.  Certain Eligible Employees, but for the January 1, 2004 effective date of this Plan, would have had amounts credited to their Accounts as Supplemental Benefit Amounts for certain years prior to 2004.  To reflect this fact, special, one-time Supplemental ERP amounts and/or Supplemental ESP amounts will be credited to the Accounts of certain Eligible Employees.  The eligibility for, timing and amount of such special, one-time Supplemental Benefit amounts pursuant to this Section 4.3 are to be determined solely at the discretion of the Administrator.

4.4.          Crediting of Supplemental Benefit Amounts.

(a)                                  General Rule.  The Supplemental Benefit Amounts computed in Section 4.1 above for each Plan Year shall be credited by the Company to the Participant’s Accounts as soon as reasonably practicable after the close of the Plan Year to which the Supplement Benefit Amounts relate.

(b)                                 Current Cash Distribution of Immaterial Supplemental ERP Amounts and Immaterial Supplemental ESP Amounts for a Given Plan Year.  Notwithstanding anything to the contrary in the Plan, so long as a Participant is or would be fully vested in his or her Supplemental ERP Account or his or her Supplemental ESP Account, as the case may be, to the extent that the Supplemental ERP Amount or the Supplemental ESP Amount, respectively, for a given Plan Year does not exceed $750, such amounts instead of being credited to the Participant’s Accounts under paragraph (a) immediately above shall be paid out currently as cash compensation in a lump sum within 2½ months of the end of the Plan Year.

V.                                    ACCOUNTS AND INVESTMENTS.

5.1.          Valuation of Accounts.  The Administrator shall establish a Supplemental ERP Account and a Supplemental ESP Account for each Participant who has been credited with a Supplemental ERP Amount or Supplemental ESP Amount, respectively.  Such Accounts shall be credited with a Participant’s Supplemental Benefit Amounts as set forth in Sections 4.4.  As of each Valuation Date, the Participant’s Accounts shall be adjusted upward or downward to reflect:

(a)                                  the interest earnings or investment return to be credited as of such Valuation Date pursuant to Section 5.3 below,

(b)                                 the amount of distributions, if any, to be debited as of that Valuation Date under Article VI.

5.2.          Earnings and Investments.

(a)                                  Supplemental Benefit Relating to the ERP.  Supplemental ERP Accounts shall be credited with interest annually.  Such interest credit shall mirror the interest credit on Cash Balance Accounts (as defined by the terms of the ERP) under the ERP.  For each Plan Year, the amount credited to the Eligible Employee’s Supplemental ERP Account shall be determined by multiplying the balance of such Supplemental ERP Account on the first day of the Plan Year by the one-year Treasury bill rate in effect as of the first business day of such Plan Year, as published in the Wall Street Journal on such business day.

(b)                                 Supplemental Benefit Relating to the ESP.  Each Participant generally may direct the manner in which his or her Supplemental ESP Amounts, if any, shall be deemed invested in and among the Investment Funds; provided, however, that each investment election made by a Participant shall, notwithstanding anything to the contrary in the Plan, be strictly subject to the consent of the Administrator which, in its sole discretion, may elect to honor the Participant’s request or have the Supplement ESP

Account deemed invested in another manner.  Such deemed investment election shall be made in accordance with such procedures as the Administrator shall establish and any such election shall be made in whole percentages.  The investment authority shall remain at all times with the Administrator.  The selection of Investment Funds by a Participant shall be for the sole purpose of determining the rate of return to be credited to his or her Supplement ESP Account and shall not be treated or interpreted in any manner whatsoever as a requirement or direction to actually invest assets in any Investment Fund or any other investment media.

5.3.          Crediting of Interest and Investment Return.

(a)                                  Supplemental ERP Account. As provided for in Section 5.2(a) above, interest shall be credited, on the last day of each Plan Year, to the Supplemental ERP Account of each Participant who had a Supplemental ERP Account as of the first day of such Plan Year.  A Participant’s Supplemental ERP Account shall continue to be credited with such interest credits until the date on which the Participant’s Accounts are paid out in accordance with Article VI.

If the date on which the Participant’s Accounts are paid occurs during the applicable Plan Year, the interest credit shall be prorated on a monthly basis for that portion of the Plan Year before such payment date.

(b)                                 Supplemental ESP Account.  Each Participant’s Supplemental ESP Account shall be credited on each Valuation Date with his or her allocable share of investment gains or losses of each Investment Fund in which his or her Supplemental ESP Amounts, if any, are hypothetically invested.  The Administrator shall adopt a protocol for allocating the deemed investment gains and losses similar to that used in the ESP.

5.4.          Changing Investment Fund Options for the Supplemental ESP Account.  A Participant may, as provided by the Administrator, make a new election with respect to the hypothetical Investments Funds in which his or her Supplemental ESP Amounts, if any, shall be deemed invested in the future.  Any such election shall be made in the form specified by the Administrator.

VI.                                PAYMENT OF BENEFITS.

6.1.          Distribution Upon Termination of Employment For Any Reason Other Than Death.

(a)                                  General Rule.  If a Participant terminates employment with the Company and/or an Affiliate for any reason other than death, the vested portion of the Participant’s Accounts shall be paid in a lump sum payment no later than thirty (30) days following the date which is six months after such Participant’s termination of employment.

(b)           Continuity of Service in a Different Form.  Whether a Participant has incurred a termination of employment in various situations is a facts and circumstances analysis.  Treasury Regulation Section 1.409A-1(h) contemplates that certain transfers of employment or reclassifications of employment status or reclassifications to an independent contractor status will not be deemed to be a termination of employment under Code Section 409A so long as the qualifications regarding the new arrangement meet the parameters provided for in the guidance.  To the extent consistent with any guidance issued under Code Section 409A, the Company intends that in the event a Participant

(i)                                   transfers employment from the Company to an Affiliate whom is also participating in this Plan and, if applicable, subsequently transfers employment from the participating Affiliate back to the Company, such transfer of employment shall not be viewed as a termination of employment for purposes of the Plan but instead shall be deemed a continuation of employment; or

(ii)                                is reclassified in status to an independent contractor and employed by the Company or an Affiliate in such capacity, such reclassification, to the extent it meets the parameters under any Code Section 409A guidance governing whether a termination of employment has occurred in this situation, shall not be viewed as a termination of employment for purposes of the Plan but instead shall be deemed a continuation of employment.

6.2.          Distribution Upon Death.  If a Participant dies prior to commencement of payment of his or her Accounts, the Participant’s Beneficiary shall receive a survivor benefit in an amount equal to the vested portion of the Participant’s Accounts to be paid in a single lump sum no later than thirty (30) days following the date of the Participant’s death.

6.3.          Form of Payment and Withholding.  All payments under the Plan shall be made in cash and are subject to the withholding of all applicable federal, state and local and foreign governmental taxes.

VII.         ADMINISTRATION.

7.1.          Authority of Administrator.  The Administrator shall have full power and authority to carry out the terms of the Plan.  The Administrator may establish such rules and regulations as it may consider necessary or desirable for the effective and efficient administration of the Plan.  The Administrator’s interpretation, construction and administration of the Plan, including any adjustment of the amount or recipient of the payments to be made, shall be binding and conclusive on all persons for all purposes.  None of the Company, the Administrator, the Board or the Committee, or any employee, director or member thereof, shall be liable to any person for any action taken or omitted in connection with the interpretation, construction and administration of the Plan.

7.2.          Participant’s Duty to Furnish Information.  Each Participant shall furnish to the Administrator such information as it may from time to time request for the purpose of the proper administration of this Plan.

7.3.          Interested Employee of Administrator.  If any employee serving as Administrator is also a Participant in the Plan, he or she may not decide or determine any matter or question concerning his or her benefits unless such decision or determination could be made by him or her under the Plan if he or she were not the Administrator.

7.4.          Indemnification.  No person (including any present or former employee of the Administrator, and any present or former officer or employee of the Company or any Affiliate) shall be personally liable for any act done or omitted to be done in good faith in the administration of the Plan.  Each present or former officer or employee of the Company or any Affiliate to whom the Administrator has delegated any portion of its responsibilities under the Plan and each present or former employee serving as Administrator shall be indemnified and saved harmless by the Company (to the extent not indemnified or saved harmless under any liability insurance or other indemnification arrangement with respect to the Plan) from and against any an all claims of liability to which they are subjected by reason of any act done or omitted to be done in good faith in connection with the administration of the Plan, including all expenses reasonably incurred in their defense if the Company fails to provide such defense.  No individual serving as the Administrator shall be liable for any act or omission of any other employee serving as Administrator, nor for any act or omission upon his or her own part, excepting his or her own willful misconduct or gross neglect.

7.5.          Claims Procedure.

(a)           Claims for benefits under the Plan shall be made in writing to the Administrator or its duly authorized delegate.  If the Administrator or such delegate wholly or partially denies a claim for benefits, the Administrator or, if applicable, its delegate shall, within a reasonable period of time, but no later than ninety (90) days after receipt of the claim, notify the claimant in writing or electronically of the adverse benefit determination.  Notice of an adverse benefit determination shall be written in a manner calculated to be understood by the claimant and shall contain:

(i)            the specific reason or reasons for the adverse benefit determination,

(ii)           a specific reference to the pertinent Plan provisions upon which the adverse benefit determination is based,

(iii)          a description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary, and

(iv)          an explanation of the Plan’s review procedure and the time limits applicable to such procedure including a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination.

If the Administrator or its delegate determines that an extension of time is necessary for processing the claim, the Administrator or its delegate shall notify the claimant in writing of such extension, the special circumstances requiring the extension and the date by which the Administrator expects to render the benefit determination.  In no event shall the extension exceed a period of ninety (90) days from the end of the initial ninety (90) day period.  If notice of the denial of a claim is not furnished in accordance with this paragraph (a) within ninety (90) days after the Administrator or its duly authorized delegate receives it (or within one hundred and eighty (180) days after such receipt if the Administrator or its delegate determines an extension is necessary), the claim shall be deemed denied and the claimant shall be permitted to proceed to the review stage described in paragraph (b) below.

(b)           Within sixty (60) days after the claimant receives the written or electronic notice of an adverse benefit determination, or the date the claim is deemed denied pursuant to paragraph (a) above, or such later time as shall be deemed reasonable in the sole discretion of the Administrator taking into account the nature of the benefit subject to the claim and other attendant circumstances, the claimant may file a written request with the Administrator that it conduct a full and fair review of the adverse benefit determination, including the holding of a hearing, if deemed necessary by the Administrator.  In connection with the claimant’s appeal of the adverse benefit determination, the claimant may review pertinent documents and may submit issues and comments in writing.  The Administrator shall render a decision on the appeal promptly, but not later than sixty (60) days after the receipt of the claimant’s request for review, unless special circumstances (such as the need to hold a hearing, if necessary) require an extension of time for processing, in which case the sixty (60) day period may be extended to one hundred and twenty (120) days.  The Administrator shall notify the claimant in writing of any such extension, the special circumstances requiring the extension, and the date by which the Administrator expects to render the determination on review.  The claimant shall be notified of the Administrator’s decision in writing or electronically.  In the case of an adverse determination, such notice shall:

(i)            include specific reasons for the adverse determination,

(ii)           be written in a manner calculated to be understood by the claimant,

(iii)          contain specific references to the pertinent Plan provisions upon which the benefit determination is based,

(iv)          contain a statement that the claimant is entitled to receive upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits, and

(v)           contain a statement of the claimant’s right to bring an action under section 502(a) of ERISA.

VIII.        AMENDMENT AND TERMINATION.

The Committee may amend or terminate the Plan at any time; provided, however, that no such amendment or termination shall have a material adverse effect on any Participant’s rights under the Plan accrued as of the date of such amendment or termination without such Participant’s written consent.

IX.           MISCELLANEOUS.

9.1.          No Implied Rights; Rights on Termination of Service.  Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, Beneficiary or any other person, individually or as a employee of a group, any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Committee or the Administrator in accordance with the terms and provisions of the Plan.  Except as expressly provided in this Plan, neither the Company nor any of its Affiliates shall be required or be liable to make any payment under the Plan.

9.2.          No Employment Rights.  Nothing herein shall constitute a contract of employment or of continuing service or in any manner obligate the Company or any Affiliate to continue the services of any Participant, or obligate any Participant to continue in the service of the Company or Affiliate, or as a limitation of the right of the Company or Affiliates to discharge any of their employees, with or without cause.

9.3.          Unfunded Plan.  Nothing herein contained shall require or be deemed to require the Company to segregate, earmark or otherwise set aside any funds or other assets to provide for any payments made hereunder. Benefits hereunder shall be paid from assets which shall continue, for all purposes, to be part of the general, unrestricted assets of the Company and its Affiliates.  The obligations of the Company hereunder shall be an unfunded and unsecured promise to pay money in the future.  However, the Company may establish one or more trusts to assist in meeting its obligations under the Plan, the assets of which shall be subject to the claims of the Company’s general creditors.  No current or former Participant, Beneficiary or other person, individually or as a employee of a group, shall have any right, title or interest in any account, fund, grantor trust, or any asset that may be acquired by the Company in respect of its obligations under the Plan (other than as a general creditor of the Company with an unsecured claim against its general assets).

9.4.          Nontransferability.  Prior to payment thereof, no benefit under the Plan shall be assignable or subject to any manner of alienation, sale, transfer, claims of creditors, pledge, attachment or encumbrances of any kind.

9.5.          Successors and Assigns.  The rights, privileges, benefits and obligations under the Plan are intended to be, and shall be treated as legal obligations of and binding upon the Company, its successors and assigns, including successors by merger, consolidation, reorganization or otherwise.

9.6.          Payment with Respect to Incapacitated Persons.  Any amounts payable hereunder to any person who is a minor or under a legal disability, as determined under applicable state law, or who is unable to manage properly his or her financial affairs may be paid (a) to the legal representative of such person, (b) to anyone acting as the person’s agent under a durable power of attorney, (c) to an adult relative or friend of the person or (d) to anyone with whom the person is residing.  Any payment of a benefit made in accordance with the provisions of this section shall be a complete discharge of any liability for the making of such payment under the Plan.  The Administrator’s reliance on the written power of attorney or other instrument of agency governing a relationship between the person entitled to benefit the person to whom the Administrator directs payment of the benefit shall be fully protected at least to the same extent as though the Administrator had dealt directly with the person entitled to the benefit as a fully competent person.  In the absence of actual knowledge to the contrary, the Administrator may assume that the instrument of agency was validly executed, that the person was competent at the time of execution and that at the time of reliance, the agency had not been terminated or amended.

9.7.          Arbitration.  Any controversy or claim arising out of or relating to this Plan, or breach hereof, shall be settled by arbitration in the City of Ames in accordance with the laws of the State of Iowa with an arbitrator appointed by the Company.  The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of an arbitrator.  The arbitrator’s determination shall be final and binding upon all parties and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

9.8.          Gender and Number.  Except when otherwise indicated by the context, words in the masculine gender shall include the feminine and neuter genders, the plural shall include the singular, and the singular shall include the plural.

9.9.          Headings.  The headings of the various Articles and Sections in the Plan are solely for convenience and shall not be relied upon in construing any provisions hereof.  Any reference to a Section shall refer to a Section of the Plan unless specified otherwise.

9.10.        Severability.  Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, and the Plan shall be reformed, construed and enforced in such jurisdiction so as to best give effect to the intent of the Company under the Plan.

9.11.        Effect on Other Employee Benefit Plans.  Any benefit paid or payable under this Plan shall not be included in a Participant’s compensation for purposes of computing benefits under any employee benefit plan maintained or contributed by the Company or any Affiliate except as may otherwise be required under the specific terms of such employee benefit plan.

9.12.        Non-U.S. Participants.  With respect to any Affiliate which employs Participants who reside outside the United States, and notwithstanding anything herein to the contrary, the Administrator may, in its sole discretion, amend the terms of the Plan in order to conform such terms with the requirements of local law or to meet the objectives of the Plan, and may, where appropriate, establish one or more sub-plans to reflect such amended provisions.

9.13.        Applicable Law.  This Plan is established under and will be construed according to the laws of the State of Iowa, to the extent not preempted by the laws of the United States.

*              *              *

IN WITNESS WHEREOF, the undersigned has caused this Plan to be executed this 15th day of December, 2008.

SAUER-DANFOSS INC.

By:	/s/ Ronald Hanson
Its:	Vice President, Human Resources